EXHIBIT 32
CERTIFICATION
Pursuant to 18 United States Code § 1350
The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 of Sensient Technologies Corporation (the “Company”) filed with the Securities and Exchange Commission on or about the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kenneth P. Manning
Name:	Kenneth P. Manning
Title: Date:	Chairman & Chief Executive Officer May 9, 2008

A signed original of this written statement required by Section 906 has been provided to Sensient Technologies Corporation and will be retained by Sensient Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32
CERTIFICATION
Pursuant to 18 United States Code § 1350
The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 of Sensient Technologies Corporation (the “Company”) filed with the Securities and Exchange Commission on or about the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard F. Hobbs
Name:	Richard F. Hobbs
Title: Date:	Vice President & Chief Financial Officer May 9, 2008

A signed original of this written statement required by Section 906 has been provided to Sensient Technologies Corporation and will be retained by Sensient Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.